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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated January 13, 1998 included in the SLM Holding Corporation's 1997 Annual Report to Shareholders which is incorporated by reference into SLM Holding Corporation's Form 10-K for the year ended December 31, 1997.

/s/ Arthur Andersen LLP

Washington, D.C.
October 5, 1998